Exhibit 3.137

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CHCA MANAGEMENT SERVICES, L.P.

This Certificate of Limited Partnership of CHCA Management Services, L.P. (the “Partnership”), dated as of April 26, 1999, is being executed and filed by CMS GP, LLC, as sole general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

1. Name. The name of the limited partnership formed hereby is CHCA Management Services, L.P.

2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.

3. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

4. General Partner. The name and the business address of the sole general partner of the Partnership is:

CMS GP, LLC

c/o Columbia/HCA Healthcare Corporation

One Park Plaza

P.O. Box 550

Nashville, Tennessee 37202-0550

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the date first above written.

CMS GP, LLC

/s/ John M. Franck II
John M. Franck II
Vice President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CHCA MANAGEMENT SERVICES, L.P.

It is hereby certified that:

FIRST: The name of the limited partnership (hereinafter called the “partnership”) is CHCA Management Services, L.P.

SECOND: Pursuant to provisions of Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership is amended as follows:

1.	The name of the limited partnership formed hereby is HCA Management Services, L.P.

The undersigned, general partner of the partnership, executed this Certificate of Amendment on December 20, 2000 to be effective at 12:01 a.m. on January 1, 2001.

CMS GP, LLC, General Partner

/s/ John M. Franck II
John M. Franck II,
Vice President

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

HCA Management Services, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership of HCA Management Services, L.P. pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is HCA Management Services, L.P.

SECOND: Article 2 of the Certificate of Limited Partnership shall be amended as follows:

The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership of HCA Management Services, L.P. on this 10th day of December, 2001.

HCA Management Services, L.P.

By	/s/ Mary R. Adams
Mary R. Adams, Assistant Secretary